EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
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or scan the QR code
Follow the on-screen instructions
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VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
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VOTE BY MAIL
Vote, sign and date this
Proxy Card and return in the postage
-paid envelope

Please detach at perforation before mailing.

PROXY                      AQUILA GROUP OF FUNDS                PROXY
AQUILA TAX-FREE TRUST OF OREGON
Proxy for Special Meeting of Shareholders – May 29, 2020
Proxy Solicited on Behalf of the Board of Trustees

The shareholder(s) of Aquila Tax-Free Trust of Oregon (the “Trust”) whose signature(s) appear(s) below does/do hereby appoint DIANA P. HERRMANN and ANITA ALBANO, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Trust to be held on Friday, May 29, 2020, at the at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side. Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed below.

The Board of Trustees recommends a vote FOR Proposal No. 1 and FOR all nominees in Proposal No. 2.  The shares represented hereby will be voted as indicated on the reverse or FOR if no choice is indicated.  The Proxies are authorized in their discretion to vote upon such other matters as may come before the Meeting or any adjournments or postponements thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

HAS YOUR ADDRESS CHANGED? __________________________________________________ __________________________________________________ __________________________________________________
DO YOU HAVE ANY COMMENTS? __________________________________________________ __________________________________________________ __________________________________________________

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Aquila Group of Funds
Aquila Tax-Free Trust of Oregon Special Shareholder Meeting to Be Held on May 29, 2020.
The Proxy Statement for this meeting is available at:  https://www.proxy-direct.com/

PLEASE VOTE TODAY

BY INTERNET (www.proxy-direct.com) or

BY PHONE (1-800-337-3503) or

BY MAIL (Please sign and date before mailing)

Please detach at perforation before mailing.

Please read the proxy statement prior to voting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:

A.  Proposals

AQUILA TAX-FREE TRUST OF OREGON SPECIAL MEETING

			FOR	AGAINST	ABSTAIN

1.  To approve an Agreement and Plan of Reorganizationproviding for (i) the acquisition of all of the assets of Aquila Tax-Free
Trust of Oregon, a series of The Cascades Trust, solely in exchangefor shares of Aquila Tax-Free  Trust  of Oregon, a series of Aquila Municipal Trust, to be distributed to the shareholders of Aquila Tax-Free Trsut of Oregon, and the assumption of all of the liabilities of Aquila Tax-FreeTrust of Oregon, and (ii) the subsequent liquidation and dissolution of Aquila Tax-Free Trust sof Oregon.

2. Election of Trusteee Nominees:			⁮	⁮	⁮
			FOR	WITHHOLD ALL	FOR ALL EXCEPT
01) Ernest Calderón	02) Thomas A. Christopher	03) Gary C. Cornia
04) Grady Gammage, Jr.	05) James A. Gardner, Jr.	06) Diana P. Herrmann*
07) Patricia L. Moss	08) Glenn P. O’Flaherty	09) Laureen L. White

INSTRUCTIONS: To withhold authority to vote for one or more (but not all) nominees, mark “For All Except” and write the nominee number(s) and/or name(s) on the line below.

B.  Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
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